UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 6, 2023

J.JILL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38026	45-1459825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 Batterymarch Park

Quincy, MA 02169

(Address of Principal Executive Offices) (Zip Code)

(617) 376-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	JILL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 6, 2023, J.Jill, Inc. (the “Company”) designated James Guido, the Company’s current Vice President and Chief Accounting Officer, as the Company’s principal accounting officer, effective immediately. Mr. Guido is assuming the role of principal accounting officer from Mark Webb, the Company’s Executive Vice President and Chief Financial and Operating Officer, who will continue to serve as the Company’s principal financial officer.

Mr. Guido, age 57, has served as the Company’s Vice President and Chief Accounting Officer since September 2022. Prior to joining J.Jill, Mr. Guido served as Director, Corporate and Technical Accounting at Party City Holdings, Inc. from February 2021 to September 2022. He previously served as a Technical Accounting Consultant at Robert Half Management Resources from November 2020 to February 2021. From 2007 through 2020 Mr. Guido served in various accounting roles at Viacom, Inc., most recently serving as Vice President, Assistant Controller. Mr. Guido received his BS in Accounting from the New York Institute of Technology. Mr. Guido is a Certified Public Accountant.

There are no transactions that are required to be disclosed pursuant to Item 404(a) of Regulation S-K in connection with Mr. Guido’s appointment as principal accounting officer. In addition, there is no family relationship between Mr. Guido and any other person that would require disclosure under Item 404(d) of Regulation S-K. Mr. Guido was not appointed pursuant to any arrangement or understanding that he had with any other person.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2023
J.JILL, INC.

	By:	/s/ Kathleen Stevens
	Name:	Kathleen Stevens
	Title:	General Counsel and Secretary